EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of Hudson Respiratory Care Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Patrick G. Yount, Chief Financial Officer of the Company, certify, to my knowledge, that:

1.	The Periodic Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PATRICK G. YOUNT
Patrick G. Yount Chief Financial Officer November 14, 2002